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                         CONSENT OF GRANT THORNTON LLP



We have issued our report dated December 3, 1999 accompanying the consolidated financial statements and schedule of Resource America, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended September 30, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".














/s/ Grant Thornton LLP
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Cleveland, Ohio
May 19, 2000